Exhibit 99.1

Super Micro Computer, Inc. Announces 3rd Quarter Fiscal 2011 Financial Results

SAN JOSE, Calif., April 26, 2011 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced third quarter fiscal 2011 financial results for the quarter ended March 31, 2011.

Fiscal 3rd Quarter Highlights

•	Quarterly net sales of $234.3 million, down 2.7% from the second quarter of fiscal year 2011 and up 23.8% from the same quarter of last year.

•	Net income of $10.7 million, down 7.5% from the second quarter of fiscal year 2011 and up 38.3% from the same quarter of last year.

•	Gross margin of 16.2%, down from 16.7% in the second quarter of fiscal year 2011 and up 0.7% from the same quarter of last year.

•	Server Solutions accounted for 31.8% of net sales compared with 40.5% in the second quarter of fiscal year 2011 and 33.6% in the same quarter of last year.

Net sales for the third quarter ended March 31, 2011 totaled $234.3 million, up 23.8% from $189.3 million in the third quarter of fiscal year 2010. No customer accounted for more than 10% of net sales during the quarter.

Net income for the third quarter of fiscal year 2011 was $10.7 million or $0.25 per diluted share, an increase of 38.3% from the net income of $7.7 million, or $0.18 per diluted share in the same period a year ago. Included in net income for the quarter is $2.1 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the third quarter was $12.3 million, or $0.28 per diluted share, compared to non-GAAP net income of $8.9 million, or $0.21 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income decreased from the second quarter of fiscal year 2011 by $1.1 million or $0.03 per diluted share.

Gross margin for the third quarter was 16.2% compared to 15.5% in the same period a year ago. Non-GAAP gross margin for the third quarter was 16.2% compared to 15.5% in the same period a year ago. Non-GAAP gross margin was 16.8% for the second quarter of fiscal year 2011.

The Company’s cash and cash equivalents and short and long term investments at March 31, 2011 were $73.5 million compared to $79.4 million at June 30, 2010. Free cash flow in the nine months ended March 31, 2011 was ($21.3) million primarily due to an increase in inventory to support the growth of the Company and investments in property for our expansion overseas.

Business Outlook & Management Commentary

The Company expects net sales of $245 million to $260 million for the fourth quarter of fiscal year 2011 ending June 30, 2011. The Company expects non-GAAP earnings per diluted share of approximately $0.28 to $0.30 for the fourth quarter.

“We are pleased that our third quarter revenues were 24% higher and earnings were 38% higher than last year. The growth momentum of our storage and blade product lines as well as our growth in Asia has delivered significant results in this quarter and over the last year,” said Charles Liang, Chairman and CEO. “We are preparing for growth in the upcoming quarters with investments in our industry leading technology for upcoming launches. We are also continuing to invest in capacity in Asia in order to meet the significant demand for our products worldwide.”

It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information

Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate the conference, please call 1-888-819-8001 (international callers dial 1-913-312-9308) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, May 10, 2011 by dialing 877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 2371817. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company’s next earnings call.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense, a provision for litigation costs and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Supermicro, the leader in server technology innovation and green computing, provides customers around the world with application-optimized server, workstation, blade, storage and GPU systems. Based on its advanced Server Building Block Solutions, Supermicro offers the most optimized selection for IT, datacenter and HPC deployments. The company’s system architecture innovations include the Twin server, double-sided storage and SuperBlade® product families. Offering the most comprehensive product lines in the industry, Supermicro provides businesses of all sizes with energy-efficient, earth-friendly solutions that deliver unmatched performance and value. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2011	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$68,096	$72,644
Short-term investments	59	845
Accounts receivable, net	79,766	72,963
Inventory, net	205,641	135,584
Deferred income taxes – current	9,336	9,756
Prepaid income taxes	5,485	2,737
Prepaid expenses and other current assets	3,675	2,328

Total current assets	372,058	296,857
Long-term investments	5,388	5,901
Property, plant and equipment, net	69,639	62,691
Deferred income taxes – noncurrent	2,886	4,825
Restricted assets	403	286
Other assets	11,525	202

Total assets	$461,899	$370,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$128,542	$95,416
Accrued liabilities	23,236	19,432
Income taxes payable	1,545	3,219
Advances from receivable financing arrangements	957	1,193
Short-term debt	—	18,553
Current portion of long-term debt	555	—
Current portion of capital lease obligations	39	62

Total current liabilities	154,874	137,875

Long-term capital lease obligations-net of current portion	63	46
Long term debt-net of current portion	27,547	—
Other long-term liabilities	9,821	8,140

Total liabilities	192,305	146,061
Stockholders’ equity:
Common stock and additional paid-in capital	115,761	100,350
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(204)	(204)
Retained earnings	156,067	126,585

Total stockholders’ equity	269,594	224,701

Total liabilities and stockholders’ equity	$461,899	$370,762

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2011	March 31, 2010	March 31, 2011	March 31, 2010
Net sales	$234,288	$189,276	$682,279	$519,774
Cost of sales	196,432	160,011	571,207	435,691

Gross profit	37,856	29,265	111,072	84,083
Operating expenses:
Research and development	12,202	9,757	34,945	27,138
Sales and marketing	6,538	5,513	19,447	15,185
General and administrative	3,958	3,461	12,589	11,310
Provision for litigation loss	—	—	—	1,089

Total operating expenses	22,698	18,731	66,981	54,722

Income from operations	15,158	10,534	44,091	29,361
Interest and other income, net	21	19	56	77
Interest expense	(161)	(66)	(489)	(289)

Income before income tax provision	15,018	10,487	43,658	29,149
Income tax provision	4,322	2,754	14,176	9,949

Net income	$10,696	$7,733	$29,482	$19,200

Net income per common share:
Basic (a)	$0.28	$0.21	$0.77	$0.53

Diluted (b)	$0.25	$0.18	$0.69	$0.47

Weighted-average shares used in calculation of net income per common share:
Basic	38,268,864	36,219,222	37,674,273	35,563,187

Diluted	42,853,955	41,733,900	41,979,180	40,212,441

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Nine Months Ended
	March 31, 2011	March 31, 2010	March 31, 2011	March 31, 2010
Cost of sales	$203	$108	$570	$410
Research and development	1,082	901	2,874	2,327
Sales and marketing	255	172	786	625
General and administrative	528	359	1,492	1,416

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Nine Months Ended March 31,
	2011	2010
OPERATING ACTIVITIES:
Net income	$29,482	$19,200
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	3,990	3,416
Stock-based compensation expense	5,722	4,778
Excess tax benefits from stock-based compensation	(1,824)	(1,361)
Allowance for doubtful accounts	578	426
Allowance for sales returns	3,844	3,875
Provision for inventory	1,592	1,809
Loss on disposal of property, plant and equipment	—	1
Deferred income taxes	2,359	(1,705)
Gain on short-term investments	—	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	(11,225)	(22,460)
Inventory	(71,649)	(56,177)
Prepaid expenses and other assets	(3,651)	(339)
Accounts payable	32,795	29,995
Income taxes payable, net	740	4,069
Accrued liabilities	3,804	4,280
Other long-term liabilities	1,681	2,012

Net cash used in operating activities	(1,762)	(8,182)

INVESTING ACTIVITIES:
Proceeds from investments	1,300	8,940
Purchases of property, plant and equipment	(10,561)	(2,785)
Restricted assets	(117)	1,544
Other assets	(9,020)	—

Net cash provided by (used in) investing activities	(18,398)	7,699

FINANCING ACTIVITIES:
Proceeds from long-term debt	23,542	—
Repayment of debt	(13,993)	(9,994)
Proceeds from exercise of stock options	5,961	5,112
Excess tax benefits from stock-based compensation	1,824	1,361
Payment of obligations under capital leases	(52)	(30)
Advances (payment) under receivable financing arrangements	(236)	470
Minimum tax withholding paid on behalf of employees for restricted stock awards	(1,434)	—

Net cash provided by (used in) financing activities	15,612	(3,081)

Net decrease in cash and cash equivalents	(4,548)	(3,564)
Cash and cash equivalents at beginning of period	72,644	70,295

Cash and cash equivalents at end of period	$68,096	$66,731

Supplemental disclosure of cash flow information:
Cash paid for interest	$454	$290
Cash paid for taxes, net of refunds	9,506	6,036
Non-cash investing and financing activities:
Accrued costs for property, plant and equipment purchases	822	411
Changes in fair values of investments	—	686
Equipment purchased under capital leases	46	—

SUPER MICRO COMPUTER, INC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2011	2010	2011	2010

GAAP GROSS PROFIT	$37,856	$29,265	$111,072	$84,083
Add back stock-based compensation (c)	203	108	570	410

Non-GAAP GROSS PROFIT	$38,059	$29,373	$111,642	$84,493

GAAP GROSS MARGIN	16.2%	15.5%	16.3%	16.2%
Add back stock-based compensation (c)	0.0%	0.0%	0.1%	0.1%

Non-GAAP GROSS MARGIN	16.2%	15.5%	16.4%	16.3%

GAAP INCOME FROM OPERATIONS	$15,158	$10,534	$44,091	$29,361
Add back stock-based compensation (c)	2,068	1,540	5,722	4,778
Add back provision for litigation loss (d)	—	—	729	1,089

Non-GAAP INCOME FROM OPERATIONS	$17,226	$12,074	$50,542	$35,228

GAAP NET INCOME	$10,696	$7,733	$29,482	$19,200
Add back stock-based compensation (c)	2,068	1,540	5,722	4,778
Add back provision for litigation loss (d)	—	—	729	1,089
Add back adjustments to tax provision (e)	(505)	(339)	(1,075)	(1,073)

Non-GAAP NET INCOME	$12,259	$8,934	$34,858	$23,994

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.28	$0.21	$0.77	$0.53
Add back stock-based compensation, provision for litigation loss and adjustments to tax provision (c) (d) (e)	0.04	0.03	0.14	0.13

Non-GAAP NET INCOME PER COMMON SHARE – BASIC (f)	$0.32	$0.24	$0.91	$0.66

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.25	$0.18	$0.69	$0.47
Add back stock-based compensation, provision for litigation loss and adjustments to tax provision (c) (d) (e)	0.03	0.03	0.12	0.10

Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (g)	$0.28	$0.21	$0.81	$0.57

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP (h)	38,268,864	36,219,222	37,674,273	35,563,187

BASIC - Non-GAAP (i)	38,807,787	36,219,222	38,323.889	35,563,187

DILUTED – GAAP (h)	42,853,955	41,733,900	41,979,180	40,212,441

DILUTED - Non-GAAP (i)	43,981,761	42,452,248	43,123,676	40,901,106

(a)	Approximately $149,000 and $500,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three and nine months ended March 31, 2011, respectively, and approximately $178,000 and $451,000 for the three and nine months ended March 31, 2010, respectively.
(b)	Approximately $133,000 and $449,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three and nine months ended March 31, 2011, respectively, and approximately $155,000 and $400,000 for the three and nine months ended March 31, 2010, respectively.
(c)	Amortization of ASC Topic 718 (SFAS No. 123R, APB 25 and SFAS No. 123) stock-based compensation for the three and nine months ended March 31, 2011 and 2010.
(d)	Provision for litigation costs for the nine months ended March 31, 2011 was related to a settlement of a patent litigation in September 2010. Provision for litigation costs for the nine months ended March 31, 2010 was related to a commercial lawsuit filed in 1999.
(e)	The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 28.3% and 25.7% for the three months ended March 31, 2011 and 2010, respectively, and 30.4% and 31.5% for the nine months ended March 31, 2011 and 2010, respectively.
(f)	Approximately $170,000 and $591,000 of undistributed earnings allocated to participating securities were not included in the determination of Non-GAAP basic net income per common share for the three and nine months ended March 31, 2011, respectively.
(g)	Approximately $150,000 and $525,000 of undistributed earnings allocated to participating securities were not included in the determination of Non-GAAP diluted net income per common share for the three and nine months ended March 31, 2011, respectively.
(h)	538,923 and 649,616 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and nine months ended March 31, 2011, respectively. 855,523 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and nine months ended March 31, 2010.
(i)	538,923 and 649,616 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per share for the three and nine months ended March 31, 2011, respectively.

SMCI-F

SOURCE: Super Micro Computer, Inc.

Super Micro Computer, Inc.

Howard Hideshima, 408-503-8000

Chief Financial Officer

ir@supermicro.com

or

Perry G. Hayes

SVP, Investor Relations

ir@supermicro.com